UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — June 10, 2013 (June 6, 2013)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

745 Fifth Ave, New York, NY 10151
(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of MDC Partners Inc. was held on June 6, 2013, in New York, New York, at which time the matters described below were submitted to a vote of the Company’s shareholders.

	For	Against	Withheld	Non-Votes
1. To elect the following persons as directors of the Company:

Miles S. Nadal	25,484,263	-	111,498	2,948,972
Robert J. Kamerschen	20,817,722	-	4,778,039	2,948,972
Clare Copeland	19,925,837	-	5,669,924	2,948,972
Thomas N. Davidson	20,839,932	-	4,755,829	2,948,972
Scott L. Kauffman	20,817,722	-	4,778,039	2,948,972
Michael J.L. Kirby	20,817,322	-	4,778,439	2,948,972
Stephen M. Pustil	25,533,413	-	62,348	2,948,972
Irwin D. Simon	25,408,439	-	187,322	2,948,972

2. To appoint BDO USA LLP as the Company’s auditors for 2013	28,517,537	-	8,909	18,287

3. To approve, in a non-binding, advisory vote the compensation of the Company’s named executive officers pursuant to SEC rules	12,861,833	12,733,878	-	2,949,022

4. To approve an Amendment to the Company’s Stock Appreciation Rights Plan	19,258,296	6,067,465	-	2,948,972

For more information about the matters voted on at the Shareholders’ Meeting, see the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 29, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: June 10, 2013	MDC Partners Inc.

	By:	/s/ Mitchell Gendel
Mitchell Gendel General Counsel & Corporate Secretary